Press Release November 7, 2012

HollyFrontier Corporation Reports Record Quarterly Net Income

Dallas, Texas, November 7, 2012 ‑‑ HollyFrontier Corporation (NYSE-HFC) (“HollyFrontier” or the “Company”) today reported third quarter net income attributable to HollyFrontier stockholders of $600.4 million or $2.94 per diluted share for the quarter ended September 30, 2012, compared to $523.1 million or $2.48 per diluted share for the quarter ended September 30, 2011. For the nine months ended September 30, 2012, net income attributable to HollyFrontier stockholders totaled $1,335.6 million or $6.44 per diluted share compared to $800.0 million or $5.63 per diluted share for the nine months ended September 30, 2011.

For the third quarter, net income attributable to our stockholders increased by $77.3 million, or 15% compared to the same period of 2011, principally reflecting higher third quarter refining margins. Refinery gross margins were $30.55 per produced barrel, a 9% increase compared to $28.10 for the third quarter of 2011. Production levels averaged approximately 457,000 barrels per day (“BPD”) and crude oil charges averaged approximately 433,000 BPD for the current quarter. Operating expenses for the quarter were $233.9 million or $5.11 per barrel compared to $227.9 million or $5.07 per barrel for the third quarter of last year.

HollyFrontier’s President & CEO, Mike Jennings, commented, “We had a tremendous quarter with third quarter results reaching new record levels. Exceptionally high inland to coastal crude oil differentials as well as robust heavy crude oil differentials helped drive our refined product margins to all time highs. Looking forward, we believe that the structural crude advantages currently driving our strong operating margins will continue to positively impact our operating income, allowing us to continue to pay both regular and special dividends. We remain focused on increasing total shareholder return while maintaining a strong balance sheet.”

For the third quarter of 2012, net cash provided by operations totaled $742.3 million. During the period, we paid dividends to shareholders of $132.7 million consisting of our $0.15 regular and a $0.50 special dividend. In addition, we declared a second third quarter special dividend of $0.50 that was paid early in the fourth quarter. At September 30, 2012, our combined balance of cash and short-term investments totaled $2.3 billion and our consolidated debt was $1.3 billion. Our debt, exclusive of Holly Energy Partners' debt which is nonrecourse to HollyFrontier, was $471.8 million at September 30, 2012, which reflects the redemption of our $200 million 8.5% senior notes that were called in September 2012. We had no cash borrowings or outstanding principal under our credit facility during the quarter.

The Company has scheduled a webcast conference call for today, November 7, 2012, at 11:00 AM Eastern Time to discuss third quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1009187. An audio archive of this webcast will be available using the above noted link through November 19, 2012.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“bpsd”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 bpsd located in Tulsa, Oklahoma, a 100,000 bpsd refinery located in Artesia, New Mexico, a 52,000 bpsd refinery located in Cheyenne, Wyoming and a 31,000 bpsd refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 44% interest (including the general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended September 30,		Change from 2011
	2012	2011	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$5,204,798	$5,173,398	$31,400	0.6%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	3,898,736	3,989,927	(91,191)	(2.3)
Operating expenses (exclusive of depreciation and amortization)	233,859	227,883	5,976	2.6
General and administrative expenses (exclusive of depreciation and amortization)	28,787	43,141	(14,354)	(33.3)
Depreciation and amortization	65,112	43,240	21,872	50.6
Total operating costs and expenses	4,226,494	4,304,191	(77,697)	(1.8)
Income from operations	978,304	869,207	109,097	12.6
Other income (expense):
Earnings of equity method investments	852	532	320	60.2
Interest income	2,219	204	2,015	987.7
Interest expense	(21,103)	(25,074)	3,971	(15.8)
Merger transaction costs	—	(9,100)	9,100	(100.0)
	(18,032)	(33,438)	15,406	(46.1)
Income before income taxes	960,272	835,769	124,503	14.9
Income tax provision	349,622	304,758	44,864	14.7
Net income	610,650	531,011	79,639	15.0
Less net income attributable to noncontrolling interest	10,277	7,923	2,354	29.7
Net income attributable to HollyFrontier stockholders	$600,373	$523,088	$77,285	14.8%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$2.95	$2.50	$0.45	18.0%
Diluted	$2.94	$2.48	$0.46	18.5%
Cash dividends declared per common share	$1.15	$0.59	$0.56	94.9%
Average number of common shares outstanding:
Basic	203,557	209,583	(6,026)	(2.9)%
Diluted	204,434	210,579	(6,145)	(2.9)%
EBITDA	$1,033,991	$895,956	$138,035	15.4%

	Nine Months Ended September 30,		Change from 2011
	2012	2011	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$14,943,217	$10,467,116	$4,476,101	42.8%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	11,767,417	8,421,639	3,345,778	39.7
Operating expenses (exclusive of depreciation and amortization)	698,212	501,971	196,241	39.1
General and administrative expenses (exclusive of depreciation and amortization)	88,421	78,641	9,780	12.4
Depreciation and amortization	178,162	106,380	71,782	67.5
Total operating costs and expenses	12,732,212	9,108,631	3,623,581	39.8
Income from operations	2,211,005	1,358,485	852,520	62.8
Other income (expense):
Earnings of equity method investments	2,455	1,739	716	41.2
Interest income	3,360	946	2,414	255.2
Interest expense	(81,360)	(56,471)	(24,889)	44.1
Gain on sale of marketable securities	326	—	326	—
Merger transaction costs	—	(15,114)	15,114	(100.0)
	(75,219)	(68,900)	(6,319)	9.2
Income before income taxes	2,135,786	1,289,585	846,201	65.6
Income tax provision	775,746	465,730	310,016	66.6
Net income	1,360,040	823,855	536,185	65.1
Less net income attributable to noncontrolling interest	24,472	23,838	634	2.7
Net income attributable to HollyFrontier stockholders	$1,335,568	$800,017	$535,551	66.9%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$6.46	$5.66	$0.80	14.1%
Diluted	$6.44	$5.63	$0.81	14.4%
Cash dividends declared per common share	$2.40	$0.74	$1.66	224.3%
Average number of common shares outstanding:
Basic	206,657	141,353	65,304	46.2%
Diluted	207,546	142,092	65,454	46.1%
EBITDA	$2,367,476	$1,427,652	$939,824	65.8%
Our consolidated financial and operating results reflect the operations of the merged Frontier businesses beginning July 1, 2011.

Balance Sheet Data

	September 30,	December 31,
	2012	2011
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$2,343,336	$1,840,610
Working capital	$2,554,761	$2,030,063
Total assets	$10,345,936	$9,576,243
Long-term debt	$1,346,227	$1,214,742
Total equity	$6,359,496	$5,835,900

Segment Information

Our operations are organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and NK Asphalt and involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel, jet fuel, specialty lubricant products, and specialty and modified asphalt. The petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States and northern Mexico. Additionally, specialty lubricant products produced at our Tulsa West facility are marketed throughout North America and are distributed in Central and South America. NK Asphalt manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Oklahoma, Kansas, Missouri, Texas and northern Mexico.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines and terminal, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines and by charging fees for terminalling petroleum products and other hydrocarbons, and storing and providing other services at its storage tanks and terminals. The HEP segment also includes a 75% interest in the UNEV Pipeline (an HEP consolidated subsidiary) and a 25% interest in the SLC Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

	Refining (1)	HEP (2)	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended September 30, 2012
Sales and other revenues	$5,192,649	$72,496	$352	$(60,699)	$5,204,798
Depreciation and amortization	$47,890	$12,636	$4,793	$(207)	$65,112
Income (loss) from operations	$973,651	$37,137	$(31,871)	$(613)	$978,304
Capital expenditures	$70,069	$5,683	$3,765	$—	$79,517

Three Months Ended September 30, 2011
Sales and other revenues	$5,164,853	$49,131	$299	$(40,885)	$5,173,398
Depreciation and amortization	$35,070	$7,505	$872	$(207)	$43,240
Income (loss) from operations	$884,997	$24,587	$(40,135)	$(242)	$869,207
Capital expenditures	$46,294	$68,101	$3,523	$—	$117,918

Nine Months Ended September 30, 2012
Sales and other revenues	$14,907,849	$207,250	$912	$(172,794)	$14,943,217
Depreciation and amortization	$133,087	$38,683	$7,013	$(621)	$178,162
Income (loss) from operations	$2,207,253	$100,918	$(89,899)	$(7,267)	$2,211,005
Capital expenditures	$171,865	$29,302	$6,370	$—	$207,537

Nine Months Ended September 30, 2011
Sales and other revenues	$10,432,720	$144,916	$1,100	$(111,620)	$10,467,116
Depreciation and amortization	$81,875	$22,407	$2,719	$(621)	$106,380
Income (loss) from operations	$1,357,739	$75,700	$(73,689)	$(1,265)	$1,358,485
Capital expenditures	$92,078	$175,795	$6,350	$—	$274,223

September 30, 2012
Cash, cash equivalents and investments in marketable securities	$557	$1,993	$2,340,786	$—	$2,343,336
Total assets	$6,567,224	$1,409,151	$2,426,067	$(56,506)	$10,345,936
Long-term debt	$—	$874,434	$487,843	$(16,050)	$1,346,227

December 31, 2011
Cash, cash equivalents and investments in marketable securities	$—	$6,369	$1,834,241	$—	$1,840,610
Total assets	$6,280,426	$1,418,660	$1,997,601	$(120,444)	$9,576,243
Long-term debt	$—	$598,761	$705,331	$(89,350)	$1,214,742

(1) The Refining segment reflects the operations of the El Dorado and Cheyenne Refineries beginning July 1, 2011 (date of Holly-Frontier merger).
(2) HEP acquired our 75% interest in the UNEV Pipeline in July 2012. We have recast our HEP segment information to include the UNEV Pipeline operations for all periods presented. For the three and nine months ended September 30, 2012, UNEV Pipeline revenues were $3.0 million and $10.8 million, respectively. The UNEV Pipeline was previously included in Corporate and Other.

Refining Operating Data

The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011 (10)
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	256,850	263,260	252,110	160,230
Refinery throughput (BPD) (2)	278,990	283,970	270,380	168,150
Refinery production (BPD) (3)	268,310	272,790	262,830	162,900
Sales of produced refined products (BPD)	246,360	263,180	249,320	159,230
Sales of refined products (BPD) (4)	248,690	268,680	253,050	161,750
Refinery utilization (5)	98.8%	101.3%	97.0%	94.0%

Average per produced barrel (6)
Net sales	$121.83	$122.82	$120.19	$122.74
Cost of products (7)	92.84	96.18	96.49	100.32
Refinery gross margin	28.99	26.64	23.70	22.42
Refinery operating expenses (8)	4.71	4.57	4.72	5.09
Net operating margin	$24.28	$22.07	$18.98	$17.33

Refinery operating expenses per throughput barrel (9)	$4.16	$4.23	$4.35	$4.82

Feedstocks:
Sweet crude oil	69%	75%	70%	84%
Sour crude oil	9%	7%	8%	4%
Heavy sour crude oil	14%	11%	15%	7%
Other feedstocks and blends	8%	7%	7%	5%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	50%	44%	47%	41%
Diesel fuels	26%	35%	29%	33%
Jet fuels	10%	7%	10%	7%
Fuel oil	1%	—%	1%	—%
Asphalt	2%	2%	2%	4%
Lubricants	5%	4%	5%	7%
Gas oil/intermediates	—%	2%	—%	4%
LPG and other	6%	6%	6%	4%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011 (10)
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	101,480	92,270	91,890	82,860
Refinery throughput (BPD) (2)	110,080	100,290	100,558	91,220
Refinery production (BPD) (3)	108,810	100,100	98,980	90,230
Sales of produced refined products (BPD)	106,370	99,530	97,470	91,310
Sales of refined products (BPD) (4)	110,760	102,940	102,450	95,980
Refinery utilization (5)	101.5%	92.3%	91.9%	82.9%

Average per produced barrel (6)
Net sales	$122.16	$120.67	$123.64	$119.84
Cost of products (7)	92.26	92.33	97.37	97.37
Refinery gross margin	29.90	28.34	26.27	22.47
Refinery operating expenses (8)	5.14	5.30	5.57	5.56
Net operating margin	$24.76	$23.04	$20.70	$16.91

Refinery operating expenses per throughput barrel (9)	$4.97	$5.26	$5.40	$5.57

Feedstocks:
Sweet crude oil	2%	4%	2%	4%
Sour crude oil	75%	70%	78%	72%
Heavy sour crude oil	16%	18%	11%	15%
Other feedstocks and blends	7%	8%	9%	9%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	52%	50%	52%	51%
Diesel fuels	36%	34%	37%	34%
Jet fuels	—%	1%	—%	1%
Fuel oil	7%	7%	6%	6%
Asphalt	2%	5%	2%	5%
LPG and other	3%	3%	3%	3%
Total	100%	100%	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	75,040	70,060	73,660	41,050
Refinery throughput (BPD) (2)	82,030	75,860	81,550	44,340
Refinery production (BPD) (3)	79,500	73,620	79,650	43,030
Sales of produced refined products (BPD)	81,200	72,400	79,360	42,390
Sales of refined products (BPD) (4)	83,080	74,410	81,590	43,090
Refinery utilization (5)	90.4%	84.4%	88.7%	84.6%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011 (10)
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Average per produced barrel (6)
Net sales	$120.44	$119.40	$117.51	$119.07
Cost of products (7)	84.35	86.35	88.87	90.00
Refinery gross margin	36.09	33.05	28.64	29.07
Refinery operating expenses (8)	6.30	6.55	6.30	6.44
Net operating margin	$29.79	$26.50	$22.34	$22.63

Refinery operating expenses per throughput barrel (9)	$6.24	$6.25	$6.13	$6.16

Feedstocks:
Sweet crude oil	51%	49%	44%	53%
Sour crude oil	2%	3%	2%	2%
Heavy sour crude oil	28%	31%	33%	20%
Black wax crude oil	11%	10%	11%	18%
Other feedstocks and blends	8%	7%	10%	7%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	56%	50%	55%	55%
Diesel fuels	31%	34%	31%	32%
Jet fuels	—%	—%	—%	1%
Fuel oil	2%	1%	2%	2%
Asphalt	7%	7%	6%	5%
LPG and other	4%	8%	6%	5%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	433,370	425,590	417,660	284,140
Refinery throughput (BPD) (2)	471,100	460,120	452,488	303,710
Refinery production (BPD) (3)	456,620	446,510	441,460	296,160
Sales of produced refined products (BPD)	433,930	435,110	426,150	292,930
Sales of refined products (BPD) (4)	442,530	446,030	437,090	300,820
Refinery utilization (5)	97.8%	96.1%	94.3%	89.1%

Average per produced barrel (6)
Net sales	$121.66	$121.76	$120.48	$121.31
Cost of products (7)	91.11	93.66	95.28	97.91
Refinery gross margin	30.55	28.10	25.20	23.40
Refinery operating expenses (8)	5.11	5.07	5.21	5.43
Net operating margin	$25.44	$23.03	$19.99	$17.97

Refinery operating expenses per throughput barrel (9)	$4.71	$4.79	$4.91	$5.24

Feedstocks:
Sweet crude oil	50%	55%	49%	55%
Sour crude oil	23%	20%	22%	24%
Heavy sour crude oil	17%	15%	16%	12%
Black wax crude oil	2%	2%	2%	3%
Other feedstocks and blends	8%	8%	11%	6%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011 (10)
Consolidated
Sales of produced refined products:
Gasolines	51%	47%	50%	47%
Diesel fuels	29%	35%	31%	33%
Jet fuels	6%	4%	6%	4%
Fuel oil	3%	2%	2%	2%
Asphalt	3%	4%	3%	4%
Lubricants	3%	2%	3%	4%
Gas oil / intermediates	—%	1%	—%	2%
LPG and other	5%	5%	5%	4%
Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)	Represents crude charge divided by total crude capacity (BPSD). As a result of our merger effective July 1, 2011, our consolidated crude capacity increased from 256,000 BPSD to 443,000 BPSD.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(8)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(9)	Represents refinery operating expenses, exclusive of depreciation and amortization divided by refinery throughput.

(10)
We merged with Frontier effective July 1, 2011. Refining operating data for the nine months ended September 30, 2011 include crude oil processed and products yielded from the El Dorado and Cheyenne Refineries for the period from July 1, 2011 through September 30, 2011 only, and averaged over the 273 days in the nine months ended September 30, 2011.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In thousands)

Net income attributable to HollyFrontier stockholders	$600,373	$523,088	$1,335,568	$800,017
Add income tax provision	349,622	304,758	775,746	465,730
Add interest expense	21,103	25,074	81,360	56,471
Subtract interest income	(2,219)	(204)	(3,360)	(946)
Add depreciation and amortization	65,112	43,240	178,162	106,380
EBITDA	$1,033,991	$895,956	$2,367,476	$1,427,652

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. These two margins do not include the effect of depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income.

Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins

Below are reconciliations to our consolidated statements of income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliations of refined product sales from produced products sold to total sales and other revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Dollars in thousands, except per barrel amounts)

Consolidated
Average sales price per produced barrel sold	$121.66	$121.76	$120.48	$121.31
Times sales of produced refined products (BPD)	433,930	435,110	426,150	292,930
Times number of days in period	92	92	274	273
Refined product sales from produced products sold	$4,856,857	$4,874,067	$14,067,859	$9,701,147

Total refined product sales	$4,856,857	$4,874,067	$14,067,859	$9,701,147
Add refined product sales from purchased products and rounding (1)	100,674	127,520	376,813	266,355
Total refined product sales	4,957,531	5,001,587	14,444,672	9,967,502
Add direct sales of excess crude oil (2)	187,196	148,989	378,036	422,890
Add other refining segment revenue (3)	47,922	14,277	85,141	42,328
Total refining segment revenue	5,192,649	5,164,853	14,907,849	10,432,720
Add HEP segment sales and other revenues	72,496	49,131	207,250	144,916
Add corporate and other revenues	352	299	912	1,100
Subtract consolidations and eliminations	(60,699)	(40,885)	(172,794)	(111,620)
Sales and other revenues	$5,204,798	$5,173,398	$14,943,217	$10,467,116

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$91.11	$93.66	$95.28	$97.91
Times sales of produced refined products (BPD)	433,930	435,110	426,150	292,930
Times number of days in period	92	92	274	273
Cost of products for produced products sold	$3,637,253	$3,749,221	$11,125,379	$7,829,852

Total cost of products for produced products sold	$3,637,253	$3,749,221	$11,125,379	$7,829,852
Add refined product costs from purchased products sold and rounding (1)	100,078	128,857	377,476	268,390
Total cost of refined products sold	3,737,331	3,878,078	11,502,855	8,098,242
Add crude oil cost of direct sales of excess crude oil (2)	182,252	147,223	367,795	416,084
Add other refining segment cost of products sold (4)	38,678	4,696	61,580	17,032
Total refining segment cost of products sold	3,958,261	4,029,997	11,932,230	8,531,358
Subtract consolidations and eliminations	(59,525)	(40,070)	(164,813)	(109,719)
Costs of products sold (exclusive of depreciation and amortization)	$3,898,736	$3,989,927	$11,767,417	$8,421,639

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$5.11	$5.07	$5.21	$5.43
Times sales of produced refined products (BPD)	433,930	435,110	426,150	292,930
Times number of days in period	92	92	274	273
Refinery operating expenses for produced products sold	$203,999	$202,953	$608,346	$434,237

Total refinery operating expenses for produced products sold	$203,999	$202,953	$608,346	$434,237
Add other refining segment operating expenses and rounding (5)	8,848	10,080	26,933	26,156
Total refining segment operating expenses	212,847	213,033	635,279	460,393
Add HEP segment operating expenses	21,324	15,015	61,799	41,872
Add corporate and other costs	42	291	1,302	117
Subtract consolidations and eliminations	(354)	(456)	(168)	(411)
Operating expenses (exclusive of depreciation and amortization)	$233,859	$227,883	$698,212	$501,971

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$25.44	$23.03	$19.99	$17.97
Add average refinery operating expenses per produced barrel	5.11	5.07	5.21	5.43
Refinery gross margin per barrel	30.55	28.10	25.20	23.40
Add average cost of products per produced barrel sold	91.11	93.66	95.28	97.91
Average sales price per produced barrel sold	$121.66	$121.76	$120.48	$121.31
Times sales of produced refined products (BPD)	433,930	435,110	426,150	292,930
Times number of days in period	92	92	274	273
Refined product sales from produced products sold	$4,856,857	$4,874,067	$14,067,859	$9,701,147

Total refined product sales from produced products sold	$4,856,857	$4,874,067	$14,067,859	$9,701,147
Add refined product sales from purchased products and rounding (1)	100,674	127,520	376,813	266,355
Total refined product sales	4,957,531	5,001,587	14,444,672	9,967,502
Add direct sales of excess crude oil (2)	187,196	148,989	378,036	422,890
Add other refining segment revenue (3)	47,922	14,277	85,141	42,328
Total refining segment revenue	5,192,649	5,164,853	14,907,849	10,432,720
Add HEP segment sales and other revenues	72,496	49,131	207,250	144,916
Add corporate and other revenues	352	299	912	1,100
Subtract consolidations and eliminations	(60,699)	(40,885)	(172,794)	(111,620)
Sales and other revenues	$5,204,798	$5,173,398	$14,943,217	$10,467,116

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, at times we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the incremental revenues associated with NK Asphalt and miscellaneous revenue.

(4)	Other refining segment cost of products sold includes the incremental cost of products for NK Asphalt and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt.

FOR FURTHER INFORMATION, Contact:

Douglas S. Aron, Executive Vice President and
Chief Financial Officer
Julia Heidenreich,
Investor Relations
HollyFrontier Corporation
214/871-3555